January 30, 2009                               FOR IMMEDIATE RELEASE
                            Contact: Roland E. Breunig, CFO
                                             (608-757-6000)

PRESS RELEASE

Seneca Foods reports record sales, up 21.5% for three months and up 17.8% for nine months ended December 27, 2008

Seneca Foods Corporation (SENEA, SENEB) is pleased to report an $81.1 million, or 21.5%, increase in third quarter net sales to $463.3 million compared to last year.  The increase in sales is attributable to increased selling prices/improved sales mix of $70.6 million, while sales volume accounted for $11.5 million.  Net earnings increased to $13.8 million or $1.13 per diluted share compared to $1.5 million or $0.12 per diluted share.  Excluding an after-tax LIFO charge of $11.3 million and $5.3 million, net earnings per diluted share was $2.05 and $0.55 during the three months ended December 27, 2008 and December 29, 2007, respectively.

For the nine month period ended December 27, 2008, the company’s sales were up $150.4 million, or 17.8%, to $995.5 million compared to last year.  Selling prices/improved sales mix represented $124.5 million of the increase while sales volume accounted for $25.9 million of this increase.  Net earnings were $16.1 million or $1.31 per diluted share versus $6.4 million or $0.52 per diluted share in the prior nine month period.  Excluding an after-tax LIFO charge of $27.3 million and $13.1 million, net earnings per diluted share was $3.54 and $1.59 during the nine months ended December 27, 2008 and December 29, 2007, respectively.

During the third quarter ended December 27, 2008, the Company’s pension liability was increased by $24.5 million to reflect the current unfunded liability based on the estimated projected benefit obligation and actual fair value of plan assets as of December 27, 2008.  The impact on accumulated other comprehensive income, a non-income statement item which is reflected in the balance sheet as a reduction of stockholders’ equity, was $14.9 million after an income tax provision of $9.5 million.

“As I commented last quarter, our strong nine months top line performance was due to a combination of higher selling prices and higher unit sales.   The consumer is clearly reacting to the current economic environment by purchasing more private label canned fruits and vegetables, which is our largest business.  Bottom line performance has also been strong although somewhat lessened by the over doubling of the company’s LIFO provision from $20.1 million to $41.9 million year over year through nine months.  The LIFO provision is a non-cash adjustment to cost of goods that removes the inflationary impact on inventory costs,” commented Kraig H. Kayser, President and CEO.

Pre-tax results for the nine months ended December 27, 2008 include a restructuring charge of $901,000 mostly related to a Voluntary Workforce Reduction Program at our plant in Modesto, California. Pre-tax results for nine months ended December 29, 2007 included a $104,000  adjustment to a provision for future lease payments. Pre-tax results for the nine months ended December 27, 2008 also include other income of $234,000 compared to $299,000 in the prior year, representing net gains on the sale of unused fixed assets.

Seneca Foods is the country’s largest processor of canned fruits and vegetables with manufacturing facilities located throughout the United States.  Its products are sold under the Libby’s®, Aunt Nellie’s Farm Kitchen®, Stokely’s®, READ®, and Seneca® labels as well as through the private label and industrial markets.  In addition, under an alliance with General Mills Operations, LLC, a successor to the Pillsbury Company and a subsidiary of General Mills, Inc., Seneca produces canned and frozen vegetables, which are sold by General Mills Operations, LLC under the Green Giant® label.  Seneca’s common stock is traded on the Nasdaq Global Stock Market under the symbols “SENEA” and “SENEB”.

Non-GAAP Financial Measures—Net Earnings Excluding LIFO Impact

Net Earnings excluding LIFO is a non-GAAP financial measure. The Company believes this non-GAAP financial measure provides a consistent basis for comparison between quarters and enhances the understanding of the performance of its operations.

Set forth below is a reconciliation of reported net earnings and reported diluted earnings per share to net earnings excluding LIFO and diluted earnings per share excluding LIFO. The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

	Three months ended
	December 27, 2008		December 29, 2007
	Income	Diluted	Income	Diluted
	(in millions)	EPS	(in millions)	EPS

Net earnings, as reported:	$13.8	$1.13	$1.5	$0.12

LIFO charge, after tax at statutory federal rate	$11.3	$0.92	$5.3	0.43

Net earnings, excluding LIFO impact	$25.1	$2.05	$6.8	$0.55

Diluted weighted average common shares outstanding (in thousands)		7,655		7,657

	Nine months ended
	December 27, 2008		December 29, 2007
	Income	Diluted	Income	Diluted
	(in millions)	EPS	(in millions)	EPS

Net earnings, as reported:	$16.1	$1.31	$6.4	$0.52

LIFO charge, after tax at statutory federal rate	$27.3	$2.23	$13.1	1.07

Net earnings, excluding LIFO impact	$43.4	$3.54	$19.5	$1.59

Diluted weighted average common shares outstanding (in thousands)		7,657		7,649

Forward-Looking Statements

Statements that are not historical facts, including statements about management's beliefs or expectations, are forward-looking statements as defined in the Private Securities Litigation Reform Act (PSLRA) of 1995.  The Company wishes to take advantage of the "safe harbor" provisions of the PSLRA by cautioning that numerous important factors which involve risks and uncertainties in the future could affect the Company's actual results and could cause its actual consolidated results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the Company.  These factors include, among others: general economic and business conditions; cost and availability of commodities and other raw materials such as vegetables, steel and packaging materials; transportation costs; climate and weather affecting growing conditions and crop yields; leverage and ability to service and reduce the Company's debt; foreign currency exchange and interest rate fluctuations; effectiveness of marketing and trade promotion programs; changing consumer preferences; competition; product liability claims; the loss of significant customers or a substantial reduction in orders from these customers; changes in, or the failure or inability to comply with, U.S., foreign and local governmental regulations, including environmental regulations; and other factors discussed in the Company's filings with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as the date hereof.  The Company assumes no obligation to update forward-looking statements.

Seneca Foods Corporation
Unaudited Condensed Consolidated Statements of Net Earnings
For the Periods Ended December 27, 2008 and December 29, 2007
(In thousands of dollars, except share data)

	Quarter			Year-to-Date
		2008	2007	2008	2007

Net sales		$463,322	$381,193	$995,453	$845,080

Plant restructuring expense (note 4)		$901	$14	$901	$104

Other (expense) income, net (note 3)		$(49)	$10	$234	$299

Operating income (notes 1 and 2)		$27,571	$7,912	$38,913	$24,843
Interest expense, net		3,695	5,373	11,058	14,374
Earnings before income taxes		$23,876	$2,539	$27,855	$10,469
Income taxes expense		10,040	1,017	11,731	4,062

Net earnings		$13,836	$1,522	$16,124	$6,407

Earnings applicable to common stock (note 5)		$8,636	$947	$10,059	$3,966

Basic earnings per share		$1.14	$0.12	$1.33	$0.53

Diluted earnings per share		$1.13	$0.12	$1.31	$0.52

Weighted average shares outstanding basic		7,587,224	7,589,506	7,589,968	7,582,282
Weighted average shares outstanding diluted		7,654,954	7,657,064	7,657,698	7,649,840

Note 1: The effect of the LIFO inventory valuation method on third quarter pre-tax results was to reduce operating earnings by $17,320,000 and $8,086,000, for the three month periods ended December 27, 2008 and December 29, 2007, respectively. The 2007 amounts have been restated to reflect the Company's change to the LIFO inventory valuation method.
Note 2: The effect of the LIFO inventory valuation method on year-to-date pre-tax results was to reduce operating earnings by $41,892,000 and $20,102,000, for the nine month periods ended December 27, 2008 and December 29, 2007, respectively. The 2007 amounts have been restated to reflect the Company's change to the LIFO inventory valuation method.
Note 3: Other operating income for the current year period of $234,000 principally represents a gain on the sale of unused fixed assets.
Other operating income in the prior year period of $299,000 principally represents a gain on the sale of unused fixed assets.
Note 4: Plant restructuring expense in the current quarter and year-to-date of $901,000 is a charge mostly related to a Voluntary
Workforce Reduction Program at our plant in Modesto, California.
Plant restructuring expense in the prior year-to-date of $104,000 is an adjustment to the provision for future lease payments.
Note 5: The Company uses the "two-class" method for basic earnings per share by dividing the earnings allocated to common shareholders by the weighted average of common shares outstanding during the period. The diluted earnings per share includes the effect of convertible shares for the each period presented. Average common and participating shares totaled 12,153,277 as of
December 27, 2008.

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